Exhibit 10.85

SUBLEASE

THIS SUBLEASE (“Sublease”) is made as of July 31, 2003 by and between PROTEIN DESIGN LABS, INC., a Delaware corporation (“Subtenant”), and ABGENIX, INC., a Delaware corporation (“Sublandlord”).

RECITALS

A.                                   John Arrillaga, Trustee or his successor trustee, UTA dated 7/20/77 (John Arrillaga Survivor’s Trust) as amended, and Richard T. Peery, Trustee, or his successor trustee, UTA dated 7/20/77 (Richard T. Peery Separate Property Trust), as amended (collectively, “Master Landlord”), and Sublandlord as Tenant, are parties to a certain Lease Agreement dated as of January 22, 2002 (the “Master Lease”), a copy of which is attached hereto as Exhibit A.

B.                                     Pursuant to the terms of the Master Lease, Master Landlord presently leases to Sublandlord that certain premises consisting of approximately 50,668 rentable square feet located at 34700 Campus Drive, Fremont, California (as more particularly described in the Master Lease, the “Premises” or “Building”).  (Initially capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Master Lease; and unless otherwise expressly provided herein all references in this Sublease to “Article” and “Section” shall refer to the respective “Article” or “Section” of the Master Lease and all references to “Paragraph” in this Sublease shall refer to the respective “Paragraph” of this Sublease.)

C.                                     Sublandlord now desires to sublease to Subtenant, and Subtenant now desires to sublease from Sublandlord, the entire Premises (hereinafter referred to as the “Sublease Premises”), on the terms and conditions contained herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Sublease.   Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, together with all appurtenances thereto as provided in the Master Lease, on the terms and conditions contained in this Sublease.

2.                                       Term.

(a)                                  The term of this Sublease (“Sublease Term”) shall commence as of the later of (i) October 1, 2003 or (ii) the date of obtaining of Master Landlord’s consent as described in Paragraph 19(f) hereof (as so determined, the “Sublease Commencement Date”), and shall expire approximately thirty-nine (39) months after the Sublease Commencement Date on the fixed expiration date of December 31, 2006, unless (A) sooner terminated in accordance with the provisions hereof or the provisions of the Master Lease or (B) extended in accordance with the provisions of Paragraph 5 hereof.

Except as provided in Paragraph 5 hereof, Subtenant shall not have any right or option to extend the term of this Sublease, notwithstanding any right of Sublandlord to extend the term of the Master Lease.

(b)                                 Upon execution of this Sublease and payment of Subtenant’s Base Rent for the first month of the Sublease Term pursuant to Paragraph 4(a), Subtenant may upon advance notice to and coordination of scheduling with Sublandlord, enter upon the Sublease Premises prior to the Sublease Commencement Date for the purpose of space planning, installing telephone wiring and cabling or any other improvements permitted by Sublandlord under this Sublease other than for the conduct of its business, such early entry shall be at Subtenant’s sole risk and subject to all the terms and provisions hereof (including satisfaction of the insurance requirements set forth herein).  Sublandlord shall have the right to impose such additional conditions on Subtenant’s early entry as Sublandlord may consider reasonable under the circumstances.

3.                                       Conditions of Sublease Premises.  In entering into this Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons with respect to the physical condition of the Sublease Premises or with respect to any other matter affecting the Sublease Premises, that might be pertinent in considering the leasing of the Sublease Premises or the execution of this Sublease.  Subtenant has, on the contrary, relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or have made on its behalf.  Subtenant acknowledges that it has been afforded the opportunity for full and complete investigations, examinations and inspections.  Sublandlord hereby warrants that all mechanical, plumbing, and electrical systems in the Premises shall be in good operating condition for the first seventy-five (75) days of the Sublease Term.  In the event that Subtenant’s construction of Subtenant Alterations (as defined in Paragraph 14 below) or Subtenant’s or Subtenant’s agents, employees, contractors, officers or directors negligence or willful misconduct causes damage to the mechanical, plumbing or electrical systems in the Premises, Sublandlord shall not be responsible for the repair of the same.  Except as set forth in this Paragraph 3, upon taking possession of the Sublease Premises, Subtenant shall be deemed to have accepted the Sublease Premises in an “as-is” condition.

4.                                       Rent/Security Deposit

(a)                                  Subtenant shall pay to Sublandlord, monthly on or before three (3) business days prior to the first day of each calendar month throughout the Sublease Term, rental for the Sublease Premises equal to the sum of (i) Fifty-Two Thousand Five Hundred Dollars ($52,500) per month from the Sublease Commencement Date through April 30, 2004, Seventy-Six Thousand Thirty-Two Dollars ($76,032) per month from May 1, 2004 through October 31, 2004, Seventy-Eight Thousand Five Hundred Sixty-Six and 40/100ths Dollars ($78,566.40) from November 1, 2004 through October 31, 2005, Eighty-One Thousand One Hundred and 80/100ths Dollars ($81,100.80) from November 1, 2005 through December 31, 2006 (“Subtenant’s Base Rent”); (ii) Subtenant’s

Additional Rent (as defined in Paragraph 4(b)); and (iii) any other amounts, charges, expenses or sums Subtenant is required to pay under this Sublease (collectively, “Subtenant’s Rent”). Subtenant shall remain responsible for Subtenant’s Rent and any other amounts or charges which first arise, accrue or are invoiced at any time during or after the expiration of the Sublease Term, whether by Sublandlord or Master Landlord, to the extent they arise or accrue from any liabilities or obligations of Subtenant under the provisions of this Sublease (including any provisions of the Master Lease which are incorporated herein as liabilities or obligations of Subtenant).  Notwithstanding anything to the contrary contained herein, Subtenant shall pay in advance to Sublandlord, upon execution of this Sublease, Subtenant’s Base Rent payable for the first month of the Sublease Term.

(b)                                 In addition to Subtenant’s Base Rent, Subtenant shall pay to Sublandlord, in accordance with Paragraph 4(a), (i) Subtenant’s Share (as defined below) of the aggregate sum of all Additional Rent (as defined in the Master Lease) including, without limitation, all Taxes (as defined in Article 9 of the Master Lease) relating to the Sublease Premises, all insurance premiums (as described in Article 12 of the Master Lease), (ii) any other costs or expenses incurred by Sublandlord in the performance of Sublandlord’s obligations under the Master Lease and (iii) any other amounts or charges which will become due and payable to Master Landlord under the terms of the Master Lease during or with respect to the ensuing calendar month (collectively, “Subtenant’s Additional Rent”).  Subtenant’s Additional Rent shall be calculated by Sublandlord in accordance with Paragraph 4(c).  For purposes of this Sublease, the term “Subtenant’s Share” shall mean one hundred percent (100%).

(c)                                  Prior to or at any time after the commencement of each calendar year during the Sublease Term, Sublandlord may provide Subtenant with notice of Sublandlord’s estimate of the amount of Subtenant’s Additional Rent which will be payable for such calendar year.  Subtenant shall pay to Sublandlord, on a monthly basis as provided in Paragraph 4(a), Subtenant’s Additional Rent in an amount equal to one twelfth (1/12) of the amount of Sublandlord’s estimate of Subtenant’s Additional Rent for the relevant calendar year of the Sublease Term.  If the cost of any item included in Subtenant’s Additional Rent is increased during a calendar year, Sublandlord may increase the estimated Subtenant’s Additional Rent during such year by giving Subtenant written notice to that effect, and thereafter, Subtenant shall pay to Sublandlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Subtenant’s Additional Rent divided by the number of months remaining in such year.  Within thirty (30) days (or as soon as thereafter as possible) after receipt from the year-end reconciliation of Additional Rent from Master Landlord under the Master Lease, Sublandlord shall provide Subtenant with a statement of the amount of such year’s actual Subtenant’s Additional Rent owed by Subtenant, together with a list of types of expenses and related amounts incorporated in such statement and a copy of the statement of Additional Rent delivered to Sublandlord pursuant to Section 4(D) of the Master Lease.  If the amount set forth in such statement exceeds the amount actually paid by

Subtenant for such year, Subtenant shall pay the amount still owing to Sublandlord within ten (10) days of receipt of such statement, which obligation shall survive the expiration or earlier termination of this Sublease.  If the amount set forth in such statement is less than the amount actually paid by Subtenant, Sublandlord shall credit the amount of Subtenant’s excess against the next accruing payment(s) of Subtenant’s Additional Rent or reimburse Subtenant for the same if this Sublease has terminated prior to the date such determination is made.

(d)                                 Subtenant’s Rent and all other sums or charges due or payable by Subtenant to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counter claim, in lawful money of the United States of America, at Sublandlord’s address for notices in Paragraph 11 hereof or to such other person or at such other place as Sublandlord may from time to time designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before the date specified in subparagraph (a) of this Paragraph 4, provided that if no date is therein specified as to the applicable payment, then on or before (i) three (3) business days prior to the corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord or (ii) of there is no corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord, then ten (10) days after written request from Sublandlord to Subtenant.  The failure of Subtenant to make any payments of Subtenant’s Rent or any other sums or charges payable by Subtenant by the date provided herein shall subject Subtenant to the obligation to pay to Sublandlord late charges in accordance with Paragraph 4(h).

(e)                                  If the Sublease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Subtenant’s Rent for the first and last fractional months of the Sublease Term shall be appropriately prorated.

(f)                                    With reasonable advance notice to Subtenant, Sublandlord may at any time or from time to time instruct Subtenant to make any payment of Subtenant’s Rent or Subtenant’s Share of any other sums or charges falling due under the Master Lease directly to Master Landlord, in which event Subtenant shall timely make all such payments so instructed directly to Master Landlord (with a copy of the check to be contemporaneously forwarded by Subtenant to Sublandlord at the time of making of each such payment), and in such event Sublandlord shall have no responsibility to Subtenant for the payment of any such amount, and Subtenant shall be solely responsible for any interest or late charges that may be imposed as a result of any failure of Subtenant to have timely and properly made any such payment to Master Landlord.

(g)                                 Security Deposit.    Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (“Security Deposit”) in the amount of Seventy-Six Thousand Thirty-Two and no/100ths Dollars ($76,032), as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Subtenant’s Rent, Sublandlord may use, apply or retain all or any part of the Security Deposit for the payment of any Subtenant’s Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, to repair damages to the Sublease Premises, to clean the Sublease Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default.  Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit.  If Subtenant shall have then performed all of its obligations under this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of the expiration of the Sublease Term.

(h)                                 Late Payment Charges.  SUBTENANT ACKNOWLEDGES THAT LATE PAYMENT BY SUBTENANT TO SUBLANDLORD OF SUBTENANT’S RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS SUBLEASE WILL CAUSE SUBLANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS SUBLEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX.  THEREFORE, IF ANY INSTALLMENT OF RENT OR ANY OTHER CHARGE DUE FROM SUBTENANT IS NOT RECEIVED BY SUBLANDLORD WITHIN FIVE DAYS OF THE DATE DUE, SUBTENANT SHALL PAY TO SUBLANDLORD AN ADDITIONAL SUM EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OVERDUE AS A LATE CHARGE.  THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT SUBLANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY SUBTENANT.  SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF THE MASTER LEASE.

Initials:

/s/ KL	/s/ GYS
Sublandlord	Subtenant

5.                                       Extension of Sublease Term.

(a)                                  Conditions to Exercise of Option.  Provided that Subtenant is not in default under this Sublease and Subtenant is in occupancy of the entire Sublease Premises at the time of exercise of each option to extend and at the commencement of the applicable extension term, Subtenant shall have the right to extend the Sublease Term for three consecutive extension periods, the first being a period of two (2) years commencing upon the expiration of the initial Sublease Term (the “First Extension Term”), followed by a period of eighteen (18) months commencing upon the expiration of the First Extension Term (the “Second Extension Term”), followed by another period of eighteen

(18) months commencing upon the expiration of the Second Extension Term (the “Third Extension Term”).

(b)                                 Notice of Exercise.  If Subtenant elects to extend this Lease for the First Extension Term, Subtenant shall give written notice of its exercise to Sublandlord not later than July 1, 2004.  In the event that Subtenant exercises the First Extension Term, Subtenant shall give Sublandlord written notice with regard to the Second Extension term not more than three hundred sixty-five (365) days prior to the expiration of the First Extension Term and not less than one hundred eighty (180) days prior to the expiration of the First Extension Term.  In the event that Subtenant exercises the Second Extension Term, Subtenant shall give Sublandlord written notice with regard to the Third Extension term not more than three hundred sixty-five (365) days prior to the expiration of the Second Extension Term and not less than one hundred eighty (180) days prior to the expiration of the Second Extension Term.  (The notices set forth above are collectively referred to herein as the “Exercise Notice”.)  Subtenant’s failure to provide any Exercise Notice within the time periods contemplated herein shall be deemed a waiver of Subtenant’s right to exercise the applicable extension term.

(c)                                  Conditions Terminating Tenant’s Rights to Exercise Options.  In the event that any payment of Subtenant’s Rent due hereunder is thirty (30) or more days late four (4) or more times during any calendar year of the Sublease Term or the then current extension term, Subtenant shall not have the right to further extend the Sublease Term.

(d)                                 Terms of the Extension Terms.  The giving of an Exercise Notice shall constitute an irrevocable election by Subtenant to extend the Sublease upon the terms, covenants and conditions set forth herein.  The terms, covenants and conditions applicable to each applicable Extension Term shall be the same terms, covenants and conditions of this Sublease except that (1) Subtenant shall not be entitled to any further option to extend after the Third Extension Term, (2) the Base Rent for the Extension Term shall be adjusted as provided in this Paragraph; and (3) no provisions relating to the initial delivery of the Sublease Premises to Subtenant (including, but not limited to, any construction obligations or tenant improvement allowance provisions) shall be applicable to any Extension Term.

(e)                                  Extension Option Personal to Original Subtenant.  The options to extend granted to Subtenant pursuant to this Paragraph shall not be assignable to any successor or assign of Subtenant, and shall terminate at the option of Sublandlord, if, at any time during the Sublease Term or applicable extension term, Subtenant has subleased all or any portion of the Sublease Premises to any other party.

(f)                                    Conditions to Exercise or Termination of Option May Only Be Asserted By Sublandlord and May Be Waived By Sublandlord.  The conditions to the exercise by Subtenant of any Extension Option and the conditions which may terminate Subtenant’s right to exercise the Extension Options as set forth in this Paragraph 5, are solely for the benefit of Sublandlord and any such conditions may be affirmatively waived by Sublandlord in writing.  Subtenant may not, after the giving of any Exercise Notice, assert that because any such condition is then or thereafter not fully satisfied, that such condition renders such Exercise Notice ineffective or entitles Subtenant to terminate the applicable Extension Option.

(g)                                 Determination of Base Rent During Extension Term.

(i)                                     Extension Term Initial Base Rent.  The Base Rent during the First Extension Term shall be Eighty-Six Thousand One Hundred Sixty-Nine and 60/100ths Dollars (86,169.60) per month.  The Base Rent during the first year of the Second Extension Term shall be equal to the greater of (1) the “Fair Market Rental Value” of the Sublease Premises for the first year of the Second Extension Term determined as provided herein or (2) the Base Rent for the last month of the First Extension Term (as so determined pursuant to clause (1) or (2) above, the “Second Extension Term Initial Base Rent”).

(ii)                                  Fair Market Rental Value.  “Fair Market Rental Value” as used herein shall mean:  100% of the base rent and other amounts new or renewal tenants (who do not have any below market renewal rights) at which tenants lease comparable space as of the commencement of the Second Renewal Term.  For this purpose comparable space (“Comparable Space”) shall be office, light manufacturing and research and development space which is (i) not subleased; (ii) not subject to another tenant’s expansion right; (iii) comparable in size, location, and quality to the Sublease Premises, (iv) leased for a term comparable to the Second Renewal Term and (v) located in comparable buildings.  In determining the Fair Market Rental Value of the Sublease Premises during the Extension Term, consideration shall be given to the uses of the Sublease Premises permitted under this Sublease, the quality, size, design and location of the Sublease Premises, the credit worthiness of the tenant, and the rental value of comparable, improved, space located in the geographical area of the Building (ignoring tenant improvement allowances, free rent periods, and other tenant benefits/concessions typically associated with a new lease it being acknowledged that the option to extend hereunder reflects Subtenant’s negotiated right to defer its decision whether to initially lease the Sublease Premises for such longer period of time, as opposed to Subtenant’s right to enter into a new sublease).

(iii)                               Sublandlord and Subtenant to Seek to Agree.  Sublandlord and Subtenant shall have thirty (30) days after Sublandlord receives the applicable Exercise Notice in which to seek to agree on the Second Extension Term Initial Base Rent.  If Sublandlord and Subtenant agree on the Second Extension Term Initial Base Rent during the thirty (30) day period (or at any time thereafter), they immediately shall execute an amendment to this Sublease confirming the Second Extension Term Initial Base Rent as so agreed as the Base Rent for the first year of the Second Extension Term.

(iv)                              Selection of Appraiser to Determine the Second Extension Term Initial Base Rent.  If Sublandlord and Subtenant are unable to agree on the Second Extension Term Initial Base Rent within the thirty (30) day period, then the Second Extension Term Initial Base Rent shall be determined by an appraisal as herein set forth and the Second Extension Term Initial Base Rent as so determined shall be binding upon Sublandlord and Subtenant.  Sublandlord and Subtenant shall appoint an appraiser within ten (10) days after the expiration of such thirty (30) day period.  If the Sublandlord and Subtenant are unable to agree upon an appraiser, then either party may immediately request the Presiding Judge of the San Francisco Superior Court to make such selection.  Such appraiser shall complete an appraisal within the next thirty (30) days.  The appraiser shall select the rental figure named by Sublandlord or Subtenant which such appraiser feels most nearly approximates the Fair Market Rental Value of the Sublease Premises.  The appraiser may not select any other figure.  The decision of the appraiser shall be final and binding.  The cost of the appraisal shall be shared equally by Sublandlord and Subtenant.  Unless the parties agree on lesser qualifications, to be appointed as an appraiser the person so appointed shall hold the professional designation MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law and have at least three years current experience in appraisal of commercial properties in the San Francisco Bay Area.  Until the appraisal is completed Subtenant shall continue to pay the Subtenant’s Base Rent for the last month of the First Extension Term.

(v)                                 Notice to Sublandlord and Subtenant.  After the Second Extension Term Initial Base Rent for the first year of the Second Extension Term has been set by the appraiser pursuant to subparagraph (iv) above, the appraiser shall notify Sublandlord and Subtenant immediately and Sublandlord and Subtenant shall immediately execute an amendment to this Sublease confirming the Second Extension Term Initial Base Rent as so determined as the Subtenant’s Base Rent for the first year of the Second Extension Term (and any increases thereto).

(vi)                              Base Rent Third Extension Term.  Base Rent during the Third Extension Term shall be determined through the process set forth above, with references therein to “Second Extension Term” meaning “Third Extension Term” and references therein to “First Extension Term” meaning “Second Extension Term.”

6.                                       Incorporation of Master Lease.

(a)                                  This Sublease is subject to all of the terms and conditions of the Master Lease, all of which are hereby incorporated by reference.  Except as provided in Paragraph 6(e) below, all references in the Master Lease to “Landlord” and “Tenant” shall, for purposes of incorporation thereof into this Sublease, mean and refer to

Sublandlord and Subtenant, respectively.  Subtenant hereby agrees to be bound by the terms of the Master Lease and, with respect to the Sublease Premises, hereby assumes and agrees to pay, perform and observe for the benefit of Master Landlord and Sublandlord, each and all of the liabilities, obligations, covenants, conditions and restrictions to be paid, performed or observed by Sublandlord, as Tenant, under the Master Lease, except to the extent any of the same are herein expressly acknowledged not to constitute an obligation of Subtenant.  Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease.

(b)                                 Notwithstanding the foregoing, whenever any provision of the Master Lease incorporated herein specifies a time period in connection with the payment or performance of any liability or obligation by Subtenant hereunder, or any notice period or other time condition to the exercise of any right or remedy by Sublandlord hereunder, such time period shall be shortened in each instance by three (3) business days for the purpose of incorporation into this Sublease.  Any default notice or other notice of any obligation (including any billing or invoice for any Subtenant’s Rent or any other expense or charge falling due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord to Subtenant) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.  If Subtenant shall fail to pay any installment of Subtenant’s Rent or any other expense or charge when due hereunder or shall breach or default in the observance or performance of any conditions or covenants to be observed or performed by Subtenant hereunder (including under any of the applicable provisions of the Master Lease incorporated herein), then Sublandlord shall have and may exercise all rights and remedies against Subtenant as provided to Master Landlord in the event of default by Sublandlord as set forth in the Master Lease (including, but not limited to, the rights and remedies provided in Article 19.02 of the Master Lease).

(c)                                  This Sublease is and shall be at all times subject and subordinate to the Master Lease, including all rights of Master Landlord thereunder.  Without limiting the generality of the foregoing, in the event of termination of Sublandlord’s interest under the Master Lease for any reason (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Sublease Premises), this Sublease shall terminate coincidentally therewith without any liability of Sublandlord to Subtenant.  Sublandlord agrees that, notwithstanding the provisions of Paragraph 12 below, so long as Subtenant is not in Default hereunder beyond any applicable notice and cure periods, Sublandlord shall not voluntarily terminate the Master Lease without the prior written consent of Subtenant, which consent may be withheld in Subtenant’s sole and absolute discretion.

(d)                                 In the event of conflict between any provision of the Master Lease which is incorporated herein as described above in this Paragraph 6 and any provision of this Sublease, the latter shall control.  In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Master Landlord, as applicable, if such consent or approval is required under the Master Lease.

(e)                                  The following provisions of the Master Lease are hereby acknowledged by Sublandlord and Subtenant not to be incorporated by reference into this Sublease:  Article 2 (Term); Article 3 (Possession); Article 4 (Rent); Article 13 (Indemnification); Article 27 (Construction Changes); Article 31 (Notices); Article 39 (Basic Rent); Article 40 (Consent); Section 42(A) (Assignment to Affiliates); Article 48 (Termination Contingency); Article 49 (Brokers); Article 50 (Cross Default); Article 51 (Option to Extend); Article 52 (Existing Tenant Improvements); Article 53 (Trade Fixtures); and Exhibits A, B-1, C and D.

(f)                                    Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or nonperformance of any obligations of Master Landlord under the Master Lease, and in furtherance thereof agree as follows:

(i)                                     Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide or perform any insurance and services (including without limitation, the insurance described in Article 12 of the Master Lease) or any alterations, improvements, improvement allowances or other construction obligations as to the Sublease Premises that Master Landlord may have agreed to provide or perform pursuant to the Mater Lease or as required by law, (B) provide any utilities (including electricity) to the Sublease Premises that Master Landlord may have agreed to furnish pursuant to any provision of the Master Lease (or as required by law), (C) perform any maintenance or make any of the repairs to the Sublease Premises or the Building that Master Landlord may have agreed to perform or make (or as required by law), (D) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Sublease Premises, (E) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Sublease Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (F) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord pursuant to the Master Lease except to pass through to Subtenant any such rebate, credit, allowance or concession that may in fact be granted by the Master Landlord, with respect to the Sublease Premises during the term of this Sublease. Sublandlord makes no representation or warranty of quiet enjoyment as to any persons claiming by, through or under Master Landlord.

(ii)                                  Sublandlord agrees, upon request of Subtenant, to use commercially reasonable efforts, at Subtenant’s sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord’s obligations under the Master Lease (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which, in Sublandlord’s reasonable judgment, might give rise to a default by Sublandlord under the Master Lease).  If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon request and at the expense of Subtenant, cooperate with Subtenant in the prosecution of any action or proceeding which Sublandlord, in its reasonable judgment, deems meritorious, in order to have Master Landlord (A) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, and/or (B) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term.

(iii)                               The indemnity obligation of Subtenant as set forth in Paragraph 9(b) shall apply to any claims of Master Landlord arising from or in connection with any such request, action or proceeding referred to in clause (ii) above.

(iv)                              Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of:  (i) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (ii) the acts or omissions of Master Landlord or its agents, contractors, employees, invitees or licensees.

(g)                                 Subtenant agrees that any waiver of liability, waiver of subrogation rights, or indemnification provisions in the Master Lease which are incorporated herein as waivers or obligations of Subtenant (including, without limitation, Article 12 of the Master Lease), shall be deemed expanded so as to provide for Subtenant to make such waivers and provide such indemnities not only in favor of Sublandlord, but also in favor of Master Landlord, and the respective affiliated employees, agents and the like of both Sublandlord and Master Landlord as enumerated in such provisions.

7.                                       Insurance.  Subtenant shall comply in all respects with the provisions of Articles 10 and 11 of the Master Lease with regard to the maintenance of insurance.  Such insurance shall name, as additional insureds, Master Landlord, Sublandlord and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than two business days prior to the commencement of the term of this Sublease.  The maintenance of insurance coverage with respect to the Sublease Premises and any property of Subtenant shall be the sole obligation of Subtenant.  All insurance required to be maintained by Subtenant shall provide for thirty (30) days prior written notice to Sublandlord and Master Landlord in the event of any termination or reduction in coverage of such insurance.

8.                                       Surrender and Holdover.

(a)                                  As soon as its right to possession ends, Subtenant will surrender the Sublease Premises to Sublandlord in as good repair and condition as when Subtenant first occupied, except for reasonable wear and tear, and for damage or destruction by fire or other casualty for which Subtenant is not otherwise responsible.  Subtenant will concurrently deliver to Sublandlord all keys to the Sublease Premises, and restore any locks which it has changed to the system which existed at the commencement of the Term.  If possession is not immediately surrendered, Sublandlord may enter upon and take possession of the Sublease Premises and expel or remove Subtenant and any other person who may be occupying the Sublease Premises or any part thereof.

(b)                                 Under no circumstances shall Subtenant be permitted to holdover following the end of the term of this Sublease.  Accordingly, if Subtenant has not fully surrendered possession of the Sublease Premises in the manner required hereunder on or before termination of this Sublease, all of the terms, covenants and agreements hereof shall continue to bind Subtenant to the extent applicable, except that (a) the monthly Subtenant’s Base Rent shall be equal to one-hundred-fifty percent (150%) of Subtenant’s Base Rent payable by Subtenant under this Sublease for the month immediately preceding such holdover period, and (b) Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all claims, losses and liabilities for damages, consequential or otherwise, resulting from Subtenant’s failure to surrender possession, including, without limitation, any such claims by Master Landlord or any successor tenant of all or any portion of the Premises.

9.                                       Waiver and Indemnification.

(a)                                  Sublandlord shall not be liable or responsible in any way for, and Subtenant hereby waives all claims against Sublandlord with respect to or arising out of, (i) any death, illness or injury of any nature whatsoever that may be suffered or sustained by Subtenant or its employees, agents, customers, licensees, invitees or guests, or by any other person, from any causes whatsoever, or (ii) any loss or damage or injury to any property in, on or about the Sublease Premises belonging to Subtenant or its employees, agents, customers, licensees, invitees or guests, or by any other person, except to the extent such injury or damage is caused solely by the active negligence or willful misconduct of, or breach of this Sublease by, Sublandlord.

(b)                                 Subtenant shall hold Sublandlord harmless from, and defend and indemnify Sublandlord against, and all losses, damages, claims, liability, expense or costs (including reasonable attorneys’ fees) arising out of, from, or in connection with (i) Subtenant’s use or occupancy of the Sublease Premises (including, but not limited to, any damage to any property or injury, illness or death of any person occurring in, on, or about the Sublease Premises, or any part thereof, arising at any time and from any cause whatsoever) or (ii) any breach or default by Subtenant under this Sublease, including the failure of Subtenant to pay, perform, observe or comply with any liability, obligation, covenant, condition or restriction imposed on Sublandlord under the Master Lease which has been incorporated herein as a liability, obligation, covenant, condition or restriction required to be paid, performed or observed by Subtenant hereunder (including, but not limited to any liability to, or indemnity obligation in favor of, Master Landlord either under the Master Lease or at law or in equity), except to the extent such loss, damage, claim, liability, expense or cost is caused solely by the active negligence or willful misconduct of or breach of this Sublease by Sublandlord.

10.                                 Hazardous Materials.

(a)                                  Subtenant shall not, and Subtenant shall not permit any of its employees, agents, customers, licensees, invitees or guests, or any other person to, manage, handle, store or use in any way in, on or about the Sublease Premises or the Building any Toxic or Hazardous Materials (including but not limited to any petroleum products and radioactive materials) of any kind whatsoever (excluding reasonable amounts of customary office supplies and those Toxic or Hazardous Materials described on Exhibit B attached hereto).  For purposes of this Section 10, “Toxic or Hazardous Materials” shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be in the Sublease Premises or Building is either (i) potentially injurious to public health, safety or welfare, the environment or the Sublease Premises or Building; or (ii) regulated or monitored by any governmental authority.

(b)                                 Subtenant shall, at its sole cost and reasonable expense, on or before the Sublease Commencement Date and on or about the end of the Sublease Term, as the same may be extended, hire a qualified environmental consultant, reasonably acceptable to Sublandlord, to determine whether, on each such date, the Sublease Premises are in compliance with all Environmental Laws (the “Initial Report” and “Final Report”, respectively).  Subtenant shall submit to Sublandlord a report from such environmental consultant which discusses the environmental consultant’s findings.  Subtenant shall at the end of the Sublease Term, as the same may be extended, surrender the Sublease Premises to Sublandlord, with all fume hoods closed in compliance with Environmental Laws.  Subtenant shall surrender the Sublease Premises to Sublandlord at the end of the Sublease Term, as the same may be extended, in condition such that all Hazardous Materials existing in the Sublease Premises (or the surrounding property) shown in the Final Report, but not shown in the Initial Report have been cleaned-up and remediated in accordance with all Environmental Laws.  Subtenant shall be solely responsible for all investigation and clean up of any Hazardous Materials which came to be located on the Premises (or surrounding property) due to the acts or omissions of Subtenant or Subtenant’s employees, agents, customers, assignees, sub-subtenants, contractors, licensees, invitees or guests.

(c)                                  As contemplated by Article 43 of the Master Lease, Subtenant shall, on the anniversary of the commencement of the Master Lease Term, hire a qualified environmental consultant reasonably acceptable to Sublandlord and Master Landlord to determine whether Subtenant is in compliance with all Governmental Regulations (as defined in the Master Lease) pertaining to Hazardous Materials (as defined in the Master Lease). Subtenant shall submit to Master Landlord and to Sublandlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date (as defined in the Master Lease) (the “Annual Environmental Report”).  Subtenant shall promptly take all steps necessary to correct any and all problems identified by the environmental consultant and provide Master Landlord and Sublandlord with documentation of all such corrections.  Sublandlord shall reimburse Subtenant for the actual reasonable costs Subtenant pays to such qualified environmental consultant for preparing the Annual Environmental Report, provided that in no event shall Sublandlord be required to reimburse Subtenant in excess of Three Thousand Dollars ($3,000) per year for such costs.  Subtenant shall provide Sublandlord with a written invoice evidencing such costs.

(d)                                 Subtenant shall, at Subtenant’s sole cost and expense, and with counsel reasonably acceptable to Sublandlord, indemnify, defend and hold harmless Sublandlord and Sublandlord’s shareholders, directors, officers, employees, partners, members, affiliates, agents, successors and assigns with respect to all losses arising out of or resulting from the release of any Toxic or Hazardous Materials in or about the Sublease Premises or Building, or the violation of any Environmental Law (as defined below), by Subtenant or Subtenant’s employees, agents, customers, assignees, sub-subtenants, contractors, licensees, invitees or guests.

(e)                                  Sublandlord shall, at Sublandlord’s sole cost and expense, and with counsel reasonably acceptable to Subtenant indemnify, defend and hold harmless Subtenant and Subtenant’s shareholders, directors, officers, employees, partners, members, affiliates, agents, successors and assigns with respect to all losses arising out of or resulting from the release of any Toxic or Hazardous Materials in or about the Sublease Premises or Building, or the violation of any Environmental Law (as defined below), by Sublandlord or Sublandlord’s employees, agents, customers, contractors, licensees, invitees or guests.

For purposes of this Section 10, Environmental Laws include any federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) imposing liability or standard of conduct concerning any Toxic or Hazardous Materials, including without limitation, Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675) and Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code section 6901-6992k).  The provisions of this Paragraph 10 shall survive the expiration or earlier termination of this Sublease.

11.                                 Notices.  Subtenant hereby designates the party set forth below as the sole representative of Subtenant authorized to give and receive all notices and other communications on behalf of Subtenant under this Sublease.  All notices, demands, statements and other communications that may or are required to be given by either party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein or sent via facsimile to the fax number provided below, or (ii) sent by first class United States mail, postage prepaid, or (iii) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

If to Sublandlord:	Abgenix, Inc.
6701 Kaiser Drive
Fremont, CA 94555
Attn: Chief Financial Officer

with a copy to:	Abgenix, Inc.
6701 Kaiser Drive
Fremont, CA 94555
Attn: General Counsel

If to Subtenant:	Protein Design Labs, Inc.
34801 Campus Drive
Fremont, CA 94555
Attn: General Counsel

Notices shall be deemed to have been fully given upon actual delivery thereof to the address or addressee provided above or, if delivery thereof is refused, then upon such refusal to accept delivery (provided that there is reasonable evidence of such refusal).  Either party shall have the right upon ten (10) days prior notice to the other to change its address for notice as provided above.

12.                                 If Master Landlord and Sublandlord jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease.  Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Master Landlord and Sublandlord and the resulting termination of the Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Master Landlord, including without limitation, any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease and unconditionally releases and relieves Master Landlord, and its officers, directors, employees and agents from any and all claims, demands, and/or causes or action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease.  Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides, as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor”.

The term of the Sublease is therefore subject to early termination, Subtenant’s initials below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of his Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims set forth above.

Initials:	/s/ KL	/s/ GLS
	Sublandlord	Subtenant

13.                                 Personal Property.

(a)                                  Subtenant shall have the use of Sublandlord’s existing cubicles and the furniture set forth on Exhibit C attached hereto (the “Personal Property”) for the Sublease Term at no additional cost to Subtenant.  After Subtenant has had an opportunity to inventory the Personal Property actually located at the Sublease Premises, compare the same with Exhibit C, and determine which Personal Property items Subtenant desires to use, but in no event later than sixty (60) days following the Sublease Commencement Date, Subtenant shall prepare a revised Exhibit C, subject to timely approval by Sublandlord, Exhibit C, as so revised, shall be substituted for Exhibit C initially attached hereto.  Subtenant and Sublandlord shall cooperate, to remove from the Sublease Premises any items which were listed in the initial Exhibit C, but deleted from the revised Exhibit C.  Sublandlord shall assume control over and responsibility for such items and such items shall be omitted from the definition of Personal Property used hereunder from and after the date of removal of such items.  Subject to the foregoing sentence, the Personal Property shall remain in the Sublease Premises at all times, provided that Subtenant may store the same off-site with Sublandlord’s prior written consent.  Subtenant has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Personal Property or with respect to any matter affecting the Personal Property that might be pertinent in considering the use of the Personal Property.  Subtenant has relied solely on such examinations and inspections as Subtenant has chosen to make or have made on its behalf.  Subtenant acknowledged that it has been afforded the opportunity for full and complete examinations and inspections and upon taking possession of the Personal Property, Subtenant shall be deemed to have accepted the Personal Property in its “as-is” condition.  Upon termination of the Sublease, all of the Personal Property shall remain on or be returned to the Sublease Premises in the same condition that such Personal Property was in as of the Sublease Commencement Date, normal wear and tear excepted.

(b)                                 Prior to the end of the Sublease Term, Subtenant shall repair any damage to the Personal Property resulting from causes other than ordinary wear and tear.

Subtenant assumes and shall bear all risk of loss of and damage to the Personal Property from any and every cause whatsoever (whether insured or uninsured, except ordinary wear and tear), and, except as otherwise provided herein, shall be obligated to repair or replace any Personal Property so damaged.  In the event any Personal Property is damaged by either an insured or uninsured cause to the extent that it is not commercially reasonable to repair the same (taking into consideration both the useful life of the respective item of Personal Property and the then remaining term of this Sublease), Sublandlord and Subtenant shall discuss the same and reasonably agree upon the removal and disposal of such items of Personal Property, but no such removal or disposal shall result in any reduction of the Subtenant’s Rent payable under this Sublease, and Subtenant shall be responsible for paying to Sublandlord the reasonable value of any such item to be so disposed (determined as of the date immediately preceding the occurrence of such damage), reduced by any salvage value realized by Sublandlord from the disposal of the same.

14.                                 Alterations. Notwithstanding anything to the contrary contained in the Master Lease, Subtenant shall not make any alterations, improvements or installations (collectively, “Subtenant Alterations”) in or to the Sublease Premises without the prior written consent of Sublandlord and Master Landlord.  Sublandlord, at its sole option, may, however, require as a condition to the granting of any such consent, that Subtenant provide to Sublandlord, at Subtenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated costs of any Subtenant Alterations, to insure Sublandlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work; provided, however, that if Subtenant is required and provides such bond under Article 7 of the Mater Lease, then no bond shall be required under this Paragraph 14.  Subtenant shall give Sublandlord written notice of Subtenant’s intention to perform any work on the Sublease Premises at least twenty (20) days prior to the commencement of such work to enable Sublandlord to post and record an appropriate Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.  All Subtenant Alterations shall be subject to the terms and conditions of the Master Lease, including without limitation, the obligation to remove such Subtenant Alterations at the end of the Sublease Term and restore the Sublease Premises to its original condition if so required by Sublandlord or Master Landlord.  All Subtenant Alterations shall be performed by a contractor approved by Sublandlord and Master Landlord.

15.                                 Brokers. Subtenant and Sublandlord respectively warrant and represent to each other that it has dealt with no leasing agent or broker in connection with this Sublease except for Cresa Partners and Cornish and Carey Commercial (“Broker”).  Subtenant and Sublandlord each agree to indemnify, defend and hold the other party harmless from and against any claims arising out of a breach of the foregoing representation and warranty.  Sublandlord agrees that it shall be responsible for paying a commission to the Broker in accordance with a separate agreement.

16.                                 Assignment and Subletting

(a)                                  The terms of Article 16 of the Master Lease are incorporated herein by reference with regard to further transfers or assignments of this Sublease or subletting of any portion of the Sublease Premises by Subtenant; provided, however, that Subtenant shall pay to Sublandlord, as Subtenant’s Additional Rent, fifty percent (50%) of any Excess Rent (as defined in the Master Lease) received by Subtenant from any transfer, assignment or sublease consented to by Sublandlord and Master Landlord, after Master Landlord has recovered any Excess Rent to which it may be entitled pursuant to the provisions of Article 16 of the Master Lease.

(b)                                 No transfer, assignment, or sublease by Subtenant, nor the consent of the Sublandlord thereto, shall relieve Subtenant from its obligations hereunder, and consent of Sublandlord to any assignment or subletting, shall not be deemed to constitute consent to any subsequent transfer, assignment or subletting.

17.                                 Intentionally Omitted.

18.                                 Financial Statements. Subtenant represents, warrants and covenants that any financial statements heretofore or hereafter furnished to Sublandlord, in connection with this Sublease, are accurate and are not materially misleading.  At any time (but not more frequently than once each twelve months during the Sublease Term), Subtenant shall, upon ten (10) days prior written notice, provide Sublandlord with a current quarterly financial statement and the last annual statement, which are to have been prepared in accordance with generally accepted accounting principles and, if such is Subtenant’s normal practice and the audit has been completed, the annual statement as so audited and as publicly filed.

19.                                 Miscellaneous.

(a)                                  The parties agree that during the Sublease Term Subtenant shall have the use of the emergency generator located on the Property.  Subtenant shall be responsible, at it’s cost and expense, for maintaining all permits necessary for the maintenance and operation of such emergency generator.

(b)                                 This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

(c)                                  This Sublease cannot be changed or terminated orally.  All informal understandings and agreements heretofore made between the parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant as to the subleasing of the Sublease Premises.

(d)                                 Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.

(e)                                  If, for any reason, any suit be initiated between Sublandlord and Subtenant to enforce any provision of this Sublease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.

(f)                                    This Sublease shall not become effective and shall not be deemed to be an offer to sublease or create any rights or obligations between Subtenant or Sublandlord unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in a form reasonably acceptable to Sublandlord and Subtenant, or shall otherwise have been deemed to have granted its consent to this Sublease pursuant to the provisions of the Master Lease.  If no such consent to this Sublease is given or deemed given by Master Landlord within thirty (30) days after the delivery of a copy of the fully executed Sublease to Master Landlord, then either Sublandlord or Subtenant shall have the right, by written notice to the other, to terminate this Sublease at any time prior to such consent from Master Landlord being given or deemed given.  By delivering this Sublease, each party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.

(g)                                 Subject to the restrictions on assignment set forth in this Sublease, this Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(h)                                 The parties mutually acknowledge that this Sublease has been negotiated at arm’s length.  The provisions of this Sublease shall be deemed to have been drafted by all of the parties and this Sublease shall not be interpreted or constructed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.

SUBLANDLORD:	ABGENIX, INC.,
a Delaware corporation

	By:	/s/ Kurt Lentzinger
	Name:	Kurt Lentzinger
	Its:	CFO

SUBTENANT:	PROTEIN DESIGN LABS, INC.,
a Delaware corporation

	By:	/s/ Glen Sato
	Name:	GLEN SATO
	Its:	SR VP, CFO